UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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THERMAL TENNIS, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person Filing Information Statement, if Other Than the Registrant)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the
Securities Exchange Act of 1934, as amended

THERMAL TENNIS, INC.
7951 East Maplewood Avenue, Suite 328
Greenwood Village, Colorado  80111

Dear Stockholder:

The enclosed Information Statement is being furnished to all holders of record of shares of our common stock, par value $0.001, on [mailing date], 2014.  The purpose of the Information Statement is to notify our stockholders of record that on August 25, 2014, our board of directors and the holders of a majority of our issued and outstanding common stock adopted resolutions to amend and restate our articles of incorporation to: (i) change our name to “CannaSys, Inc.”; (ii) increase our authorized capital to 80,000,000 shares: 75,000,000 shares of common stock and 5,000,000 shares of preferred stock; (iii) authorize 5,000,000 shares of preferred stock; and (iv) effect other modernizing stylistic changes that are not substantially material.

The Information Statement, which describes the above corporate action in more detail, is being furnished to our stockholders of record for informational purposes only pursuant to Section 14(c) of Part 240, General Rules and Regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We are not soliciting your proxy in connection with this action.  Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until 20 days after the date the Information Statement is mailed to stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Date: [mailing date], 2014	By Order of Board of Directors of THERMAL TENNIS, INC.

	By:	_____________________________
Brandon C. Jennewine
Chief Executive Officer and Director

Thermal Tennis, Inc.
7951 East Maplewood Avenue, Suite 328
Greenwood Village, Colorado  80111

INFORMATION STATEMENT

No vote or other action of our stockholders is required in connection with this Information Statement.

We are not asking you for a proxy, and you are requested not to send us a proxy.

This Information Statement is being furnished, on or about [mailing date], 2014, to holders of record as of the close of business on August [25], 2014 (the “Record Date”), of shares of our common stock, $0.001 par value, in connection with certain corporate actions.

On August 25, 2014, our board of directors and the holders of a majority of our issued and outstanding common stock adopted resolutions that, among other things, to amend and restate our articles of incorporation to: (i) change our name to “CannaSys, Inc.”; (ii) increase our authorized capital to 80,000,000 shares: 75,000,000 shares of common stock and 5,000,000 shares of preferred stock; (iii) authorize 5,000,000 shares of preferred stock; and (iv) effect other modernizing stylistic changes that are not substantially material.  A copy of the Amended and Restated Articles pursuant to NRS 78.403, in substantially the form that will be filed with the Nevada Secretary of State, is attached hereto as Appendix A (the “Restated Articles”).  Stockholders holding shares entitling them to a majority of the voting power have approved the proposed amendment and restatement of the articles in writing.  No stockholder meeting was required, and no other stockholder approval is required.

Amendment and Restatement of Articles to Change Our Name,
Increase Our Authorized Capital, and Authorize Preferred Stock

On August 15, 2014, we and CannaSys, Inc., a privately held Colorado corporation focused on providing services to the cannabis industry (“CannaSys”), combined our businesses and activities (the “Merger”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”).  Our wholly owned subsidiary, formed to effectuate the Merger, was merged with and into CannaSys, which then became our wholly owned subsidiary, and all of the CannaSys outstanding common stock was converted into a total of 6,000,000 shares of our common stock, which constitutes 57.70% of our total 10,398,088 issued and outstanding shares of common stock.  Our shareholders prior to the Merger retained an aggregate of 4,398,088 shares of our common stock after the Merger, or 42.3% of the stock after giving effect to the Merger.  We had no outstanding options or warrants to purchase shares of common stock.

The Merger Agreement contemplates the amendment and restatement of our articles of incorporation as set forth in this Information Statement.

Name Change

As a condition subsequent to the Merger, we agreed to change our name to CannaSys, Inc., because the name better reflects the nature of our principal operations following the Merger.

Increase in Authorized Capital Stock

We are currently authorized to issue 75,000,000 shares of common stock.  The Restated Articles will increase our authorized capital to 80,000,000 shares, comprised of 75,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock

Under our Restated Articles, our board of directors is authorized, without stockholder action, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the number of shares and rights, preferences, and limitations of each series.  Among the specific matters that may be determined by the board of directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of our company, and voting rights, if any.  The provisions of the Restated Articles relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid to the holders of common stock.  The issuance of preferred stock with these rights may make the removal of management difficult, even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

Other Modernizing Changes

The Restated Articles will implement additional, not materially substantive, changes as follows:

Current Provision	Corresponding Provision in Restated Articles

Second:
Specifies that the registered office in the state of Nevada is 9645 Gateway Drive, Suite B, Reno, NV 89511.	Deletes any reference to a registered office in view of the absence of any such requirement in the current Nevada law.

Second:	Article III:
States we “may conduct all [Corporation] business of every kind and nature, including the holdings of all meetings of Directors and Shareholders, outside the State of Nevada, as well as within the State of Nevada.”

States: “The Corporation is organized to engage in any and all lawful purposes, activities, and pursuits for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder.”

Third:	Article III:
Sets forth enumerated activities and powers.
States: “The Corporation is organized to engage in any and all lawful purposes, activities, and pursuits for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder.”

Fifth:	Article V:
Sets the number of directors as not less than 1 or more than 5 and names Robert R. Deller as the initial director.  Provides that the directors can increase or decrease the number of directors from time in the manner provided by the bylaws.

States the Corporation’s business and affairs shall be managed and controlled by the board of directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by its articles of incorporation directed or required to be exercised or done by the Corporation’s stockholders.  In addition, the following provisions shall apply:

(i) sets the number of directors at not less than one or more than nine with the exact number to be fixed by a majority vote of the directors; (ii) gives the board of directors authority to prescribe qualifications of candidates for the office of director; (iii) prescribes procedure for election of directors; (iv) gives the stockholders the power to call a meeting of the stockholders and remove one or more members of the board (including the entire board), with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors; and (v) authorizes the majority of the board to fill vacancies and newly created directorships resulting from any increase in the number of directors.

Sixth:
States: “The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the Corporation.”	Deletes any reference to the capital stock not being subject to assessment to pay debt of the Corporation.

Seventh:
Specifies that the incorporator of the Corporation is Robert R. Deller and his address is 9645 Gateway Drive, Suite B, Reno, NV 89511.	Deletes any reference to the incorporator of the Corporation.

Eighth:
Specifies that the registered agent for the Corporation is Robert R. Deller and the registered office in the state of Nevada is 9645 Gateway Drive, Suite B, Reno, NV 89511.	Deletes any reference to the registered agent.

Ninth:	Article II:
States: “The Corporation is to have perpetual existence.”	States: “The Corporation shall continue in existence perpetually unless sooner dissolved according to law.”

Tenth:	Article V:
Gives express authority to the board of directors to: (i) subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws;(ii) to fix the amount to be reserved as working capital over and above its paid in capital stock; (iii) to authorize and execute mortgages and lien on real and personal property, and designate on or more committees of the board of directors; and (iv) when authorized by stockholders holding a majority of the voting power, the board of directors shall have the power and authority to sell, lease or exchange all of the property and assets of the Corporation as the board of directors deems expedient and in the best interest of the Corporation.

Gives the board of directors broad powers and states the Corporation’s business and affairs of shall be managed and controlled by the board of directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by its articles of incorporation directed or required to be exercised or done by the Corporation’s stockholders.

Eleventh:
Prescribes that no stockholder shall have preemptive rights to receive additional shares of any class of stock of the Corporation.	Deletes any reference to stockholder preemptive rights.

Twelfth:	Article VI:
Limits director and officer liability to the Corporation and its stockholders for damages for breach of fiduciary duty as a director or officer except:(i) for acts and omissions that involve intentional misconduct, fraud or a knowing violation of law; or (ii) payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Further states that any repeal or modification of the articles by the stockholders shall be prospective only and shall not adversely affect any limitation on personal liability of a director or officer of the Corporation for acts or omission [prior] to such repeal or modification.

States: “To the fullest extent permitted by the Nevada Revised Statutes, or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer.

Article VII:

Provides for the indemnification of officers, directors, and others to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended and the payment by the Corporation for the expenses of the officers and directors incurred in defending a civil or criminal action. Further provides that the Corporation may, at the discretion of the board of directors, indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses actually incurred by him in connection with his defense, if he acted in good faith and not opposed to the best interests of the Corporation.

Article VIII:

Prescribes that no contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any entity in which one or more of its directors or officers are officers or directors or are financially interested, is either void or voidable solely for this reason if: (i) the fact of the common directorship or financial interest is disclosed or known to the board of directors or committee, is noted in the minutes and the board or committee authorizes, approves, or ratifies in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors; (ii) the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority of the stockholders entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or (iii) the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

Article IX:

Subject to the rights of holders of common stock, special meetings of the stockholders of the Corporation may be called only by a resolution adopted by a majority of the board of directors. At any annual or special meeting of the stockholders of the Corporation, only such business shall be conducted as brought before such meeting in the manner provided by the bylaws of the Corporation.

Article X:

Prescribes that to the extent permissible under the applicable law of any jurisdiction to which the Corporation may be subject, the Corporation elects not to be governed by the provisions of any statute that: (i) limits the rights of any stockholder to cast one vote for each share of stock registered in the name of the stockholder; or (ii) grants any stockholder the right to have his stock redeemed or purchased by the Corporation. Without limiting the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state that may be deemed to apply to the Corporation from time to time.

Article XI:

Prescribes that, in accordance with the provisions of Section 78.378 of the Nevada Revised Statutes, the Corporation elects that the provisions of the Nevada Revised Statutes Sections 78.378 et seq. pertaining to the acquisition of a controlling interest in the issued and outstanding shares of the Corporation shall not be applicable to the acquisition of a controlling interest in the securities of the Corporation.

Article XIII:
Provides that the power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders may also alter, amend, or repeal the bylaws or adopted new bylaws. The bylaws may contain any provision for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada.

The foregoing descriptions of the terms of the Restated Articles are qualified in their entirety by reference to the provisions of the Restate Articles attached hereto as Appendix A.

Restated Articles

On a date determined by the board of directors that is 20 days following the mailing of this Information Statement, we will file the Restated Articles with the Nevada Secretary of State in order to effect the foregoing amendments.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of the date of this Information Statement, by: (i) each person (including any group) who is known by us to beneficially own more than 5% of any class of our voting securities; (ii) each of our directors; and (iii) officers and directors as a group.

Each share of common stock entitles the holder thereof to one vote in respect of any matters that may properly come before our stockholders.  To the best of our knowledge, no arrangement exists that could cause a change in voting control of the Company.  Unless otherwise indicated, the persons named below have sole voting and investment power respecting all shares beneficially owned by them, subject to community property laws where applicable:

Title of Class	Names and Addresses of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)		Percentage of Class

Common	Brandon C. Jennewine(2)(3)	1,515,000	(5)	14.57%
Common	Daniel J. Rogers(2)(3)	400,000		3.85
Common	F-squared Enterprises, LLC(3)(4)	1,515,000		14.57
Common	Jeff W. Holmes(5)	700,440		6.74
Common	Robert R. Deller(6)	740,673		7.12
Common	Ascendiant Capital Group, LLC(7)	635,063		6.11
Common	Chris Holmes(8)	700,000		6.73
Common	All Executive Officers and Directors as a Group (3 persons)	2,655,673		25.54%

(1)	All ownership is direct ownership unless indicated otherwise.
(2)	Officer and director.
(3)	The addresses of these persons is 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado 80111.
(4)	These shares are beneficially owned by Mr. Jennewine since he is the owner of F-squared Enterprises, LLC, which directly owns the shares.
(5)	The address for this person is P.O. Box 11207, Zephyr Cove, Nevada.
(6)	The address for this person is 4950 Golden Springs Drive, Reno, Nevada 89509.
(7)	The address for Ascendiant Capital Group, LLC is 18881 Von Karman Ave, Irvine, CA 92612.
(8)	These shares are beneficially owned by Mr. Holmes since he is the owner of Smokejump Capital LLC, which directly owns the shares.

Under the rules of the U.S. Securities and Exchange Commission (“SEC”), a person (or group of persons) is deemed to be a “beneficial owner” of a security if he, directly or indirectly, has or shares the power to vote or to direct the voting of such security or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase common stock.

Other Proposed Action

No action is to be taken on any matter not specifically referred to in this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders.  Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address.  To request a separate copy, please contact us at (800) 420-4866 or Thermal Tennis, Inc., 7951 East Maplewood Avenue, Suite 328, Greenwood Village, Colorado 80111.

Interest of Certain Persons in or
in Opposition to Matters To Be Acted Upon

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Restated Articles, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additional Information

We file annual, quarterly, and current reports, proxy statements, and registration statements with the SEC.  You can obtain any of the filings incorporated by reference in this Information Statement through us or from the SEC through its website at http://www.sec.gov.  You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Date: September 4, 2014	By Order of Board of Directors of THERMAL TENNIS, INC.

	By:	_____________________________
Brandon C. Jennewine
Chief Executive Officer and Director

Appendix A

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CANNASYS, INC.

These Amended and Restated Articles of Incorporation of CannaSys, Inc. (hereinafter referred to as the “Corporation”), have been duly adopted in accordance with Section 78.403 of the Nevada Revised Statutes.

Article I
Name

The name of the Corporation shall be CannaSys, Inc.

Article II
Duration

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

Article III
Purposes and Powers

The Corporation is organized to engage in any and all lawful purposes, activities, and pursuits for which corporations may be organized under laws of the state of Nevada and to exercise all powers allowed or permitted thereunder.

Article IV
Authorized Shares

The Corporation shall have the authority to issue 80,000,000 shares, of which 75,000,000 shares shall be common stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”).  Shares of any class of stock may be issued, without stockholder action, in one or more series, as may from time to time be determined by the board of directors.  The board of directors is hereby expressly granted authority, without stockholder action, and within the limits set forth in the Nevada Revised Statutes, to:

(a)           designate, in whole or in part, the voting powers, preferences, limitations, restrictions, and relative rights of any class of shares before the issuance of any shares of that class;

(b)           create one or more series within a class of shares, fix the number of shares of each such series, and designate, in whole or part, the voting powers, preferences, limitations, restrictions, and relative rights of the series, all before the issuance of any shares of that series; or

(c)           alter or revoke the preferences, limitations, and relative rights granted to or imposed upon any wholly unissued class of shares or any wholly unissued series of any class of shares.

The allocation between the classes or among the series of each class of unlimited voting rights and the right to receive the Corporation’s net assets upon dissolution shall be as designated by the board of directors.  All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or in the Corporation’s bylaws, or in any amendment hereto or thereto, shall be vested in the Common Stock.  Accordingly, unless and until otherwise designated by the board of directors, and subject to any superior rights as so designated, the Common Stock shall have unlimited voting rights and be entitled to receive the Corporation’s net assets upon dissolution.

Article V
Board of Directors

The Corporation’s business and affairs shall be managed and controlled by or under the direction of the board of directors, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law or by these articles of incorporation directed or required to be exercised or done by the Corporation’s stockholders.  In addition, the following provisions shall apply:

(a)           The number of directors shall not be less than one or more than nine, with the exact number of directors to be fixed from time to time only by the vote of a majority of the entire board of directors.  No decrease in the number of directors shall shorten the term of any incumbent director.

(b)           Notwithstanding the provisions of the foregoing paragraph, whenever the holders of any class or series of stock shall have the right, voting as a class or series or otherwise, to elect directors, the then-authorized number of directors shall be increased by the number of the additional directors to be so elected, and the holders of such stock shall be entitled, as a class or series or otherwise, to elect such additional directors.  Any directors so elected shall hold office until their rights to hold that office terminate pursuant to the provisions of such stock.  The provisions of this paragraph shall apply notwithstanding the maximum number of directors hereinabove set forth.

(c)           The board of directors may, by the vote of a majority of the entire board, prescribe qualifications of candidates for the office of director of the Corporation, but no director then in office shall be disqualified from office as a result of the adoption of such qualification.

(d)           The term of office of each director shall expire at the annual meeting of the stockholders and when his respective successor is elected and has qualified.  At each annual election, the directors chosen to succeed those whose terms then expire shall be elected for a term expiring at the next succeeding annual meeting and when their respective successors are elected and have qualified.

(e)           At a meeting of stockholders called expressly for that purpose, one or more members of the board (including the entire board) may be removed, with or without cause, by the holders of two-thirds of the shares then entitled to vote at an election of directors.

(f)           Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office though less than a quorum, and each director so chosen shall hold office for the unexpired term to which elected and until his successor is elected and qualified or until his earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by law.

Article VI
Limitation on Liability of Directors and Officers

To the full extent permitted by the Nevada Revised Statutes or any other applicable law as now in effect or as it may hereafter be amended, a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer.

Article VII
Indemnification of Officers, Directors, and Others

(a)           The Corporation shall indemnify each director and officer of the Corporation and his respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he may be made a party by reason of the fact that he is or was a director or officer of the Corporation, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended.  The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

(b)           The Corporation may, at the discretion of the board of directors, indemnify any person who is or was a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Corporation’s best interests, except that no indemnification shall be made respecting any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Article VIII
Transactions with Officers and Directors

No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm, or association in which one or more of its directors or officers are directors or officers or are financially interested, is either void or voidable solely for this reason or solely because any such director or officer is present at the meeting of the board of directors, or a committee thereof, that authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

(a)           the fact of the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such common or interested director or directors;

(b)           the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c)           the contract or transaction is fair as to the Corporation at the time it is authorized or approved.

Article IX
Meetings of Stockholders

Subject to the rights of the holders of any series of Preferred Stock, special meetings of the Corporation’s stockholders may be called only by the board of directors pursuant to a resolution duly adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies.  At any annual meeting or special meeting of the Corporation’s stockholders, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws.

Article X
No Limitations on Voting Rights

To the extent permissible under the applicable law of any jurisdiction to which the Corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of stockholders, the location of offices or facilities, or any other item, the Corporation elects not be governed by the provisions of any statute that: (a) limits, restricts, modifies, suspends, terminates, or otherwise affects the rights of any stockholder to cast one vote for each share of stock registered in the name of such stockholder on the Corporation’s books, without regard to whether such shares were acquired directly from the Corporation or from any other person and without regard to whether such stockholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of stock of the Corporation issued and outstanding; or (b) grants to any stockholder the right to have his stock redeemed or purchased by the Corporation or any other stockholder of the Corporation.  Without limiting the generality of the foregoing, the Corporation expressly elects not to be governed by or be subject to the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state that may be deemed to apply to the Corporation from time to time.

Article XI
Acquisition of Controlling Interest

The provisions of the Nevada Revised Statutes Sections 78.378 et seq. pertaining to the acquisition of a controlling interest of the issued and outstanding shares of the Corporation shall not be applicable to the acquisition of a controlling interest of the securities of the Corporation.  This election is made in accordance with the provisions of Section 78.378 of the Nevada Revised Statutes.

Article XII
Amendments

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these Articles of Incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

Article XIII
Adoption or Amendment of Bylaws

The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws.  The bylaws may contain any provisions for the regulation or management of the Corporation’s affairs not inconsistent with the laws of the state of Nevada now or hereafter existing.

___________________________________

The foregoing Amended and Restated Articles of Incorporation were adopted by resolution of the Corporation’s board of directors and the holders of a majority of the Corporation’s issued and outstanding common on August 25, 2014, pursuant to the Nevada Revised Statutes.  The Corporation has only one class of shares issued and outstanding, that being Common Stock.  The number of shares of Common Stock issued and outstanding and entitled to vote on August 25, 2014, the record date for consideration of the restated articles was 10,398,088.  By executing these Amended and Restated Articles of Incorporation, the president and the secretary do hereby certify that on _______________, 2014, the foregoing amendments were authorized and approved pursuant to Section 78.390 of the Nevada Revised Statutes.  The undersigned affirms and acknowledges, under penalties of perjury, that the foregoing instrument is his act and deed and that the facts stated herein are true.

DATED this _____ day of ____________________, 2014.

CANNASYS, INC.

By:		By:
	Brandon C. Jennewine, President		Daniel J. Rogers, Secretary

STATE OF	_____________________)
	:	ss.
COUNTY OF	_____________________)

On this _____ day of ____________________, 2014, personally appeared before me, the undersigned, a notary public, Brandon C. Jennewine and Daniel J. Rogers, who being first duly sworn, declared they are the president and secretary, respectively, of CannaSys Inc., acknowledged that they signed the foregoing Amended and Restated Articles of Incorporation, and verified that the statements contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

_______________________________________
NOTARY PUBLIC